Exhibit 99.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (the “Amendment”) is made as of this 27th day of March, 2015, by and among SPH GROUP HOLDINGS LLC, a Delaware limited liability company (“SPH”), STEEL PARTNERS HOLDINGS L.P., a Delaware limited partnership (“Steel Partners”, and together with SPH and each other Person joined as a borrower from time to time, collectively and individually as the context may require, “Borrower”), the financial institutions which are now or which hereafter become a party to the Credit Agreement (as defined below) (collectively, the “Lenders” and each individually, a “Lender”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), in its capacity as administrative agent for the Lenders under this Agreement (PNC is hereinafter referred to in such capacity as the “Administrative Agent”).

BACKGROUND

A.           On October 23, 2013, Borrowers, Lenders and Administrative Agent entered into a Credit Agreement to reflect certain financing arrangements between the parties thereto (as amended, modified, renewed, extended, replaced or substituted from time to time, the “Credit Agreement”).  The Credit Agreement and all other documents executed in connection therewith are collectively referred to herein as the “Existing Financing Agreements.”  All capitalized terms used herein but not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

B.           The Loan Parties have requested, and the Administrative Agent and the Lenders have agreed, to amend certain terms and provisions contained in the Credit Agreement, in each case subject to the terms and conditions set forth in this Amendment.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1.           Amendments to Credit Agreement.  Upon the Effective Date, the Credit Agreement shall be amended as follows:

(a)           Amended Definitions.  The following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

Applicable Margin shall mean, (i) with respect to Loans bearing interest at the Base Rate, one half of one percent (0.50%) and (ii) with respect to Loans bearing interest at the LIBOR Rate, one and one half of one percent (1.50%).

Borrowing Base  shall mean, at any time, an amount equal to 25% of the then current market value of Eligible Investment Property (as evidenced by the Borrowing Base Report and the report delivered to Administrative Agent pursuant to Section 8.3.4 hereof, which shall be in form and substance satisfactory to Administrative Agent in its reasonable discretion); provided however, that in no event shall more than 50% of the outstanding balance of all Loans be supported by availability corresponding to Eligible OTC Investment Property. Notwithstanding anything to the contrary herein, the Required Lenders may, in their reasonable business judgment, increase the level of any reserves or ineligibles, or define or maintain such other reserves or ineligibles, as the Required Lenders may deem necessary or appropriate in good faith based on either:  (i) an event, condition or other circumstance arising after the date hereof, of (ii) an event, condition or other circumstance existing on the date hereof to the extent the Administrative Agent has no written notice thereof from Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the reserves or ineligibles in the good faith determination of the Required Lenders.  Any such change shall become effective immediately upon written notice from the Administrative Agent to the Borrower for the purpose of calculating the Borrowing Base hereunder.

Borrowing Tranche shall mean specified portions of Loans outstanding as follows:  (i) any Loans to which the LIBOR Rate applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche and (ii) any Loans to which the Base Rate applies shall constitute one Borrowing Tranche.

Commitment shall mean as to any Lender the aggregate of its Revolving Credit Commitment and, in the case of the Swing Loan Lender, its Swing Loan Commitment, and Commitments shall mean the Revolving Credit Commitments and Swing Loan Commitment of all of the Lenders.

Defaulting Lender shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Loans or (iii) pay over to the Administrative Agent, the Issuing Lender, the Swing Loan Lender or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Loans under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s receipt of such certification in form and substance satisfactory to the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has failed at any time to comply with the provisions of Section 5.3 [Sharing of Payments by Lenders] with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders.

As used in this definition and in Section 2.10 [Defaulting Lenders], the term “Bankruptcy Event” means, with respect to any Person, such Person or such Person’s direct or indirect parent company becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by an Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

Interest Rate Option shall mean any LIBOR Rate Option or Base Rate Option.

LIBOR Rate shall mean, with respect to the Loans comprising any Borrowing Tranche to which the LIBOR Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent which has been approved by the British Bankers' Association as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (for purposes of this definition, an "Alternate Source"), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage.  LIBOR may also be expressed by the following formula:

LIBOR Rate =	London interbank offered rates quoted by Bloomberg or appropriate successor as shown on Bloomberg Page BBAM1
1.00 - LIBOR Reserve Percentage

Notwithstanding anything to the contrary contained herein, if the LIBOR Rate determined as provided above would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. The LIBOR Rate shall be adjusted with respect to any Loan to which the LIBOR Rate Option applies that is outstanding on the effective date of any change in the LIBOR Reserve Percentage as of such effective date.  The Administrative Agent shall give prompt notice to the Borrower of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

Loan Request shall have the meaning specified in Section 2.5.1 [Revolving Credit Loan Requests; Swing Loan Requests].

Loans shall mean collectively, and Loan shall mean separately, all Revolving Credit Loans and Swing Loans or any Revolving Credit Loan or Swing Loan.

Notes shall mean, collectively, and Note shall mean separately, the promissory notes in the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans, and in the form of Exhibit 1.1(N)(2) evidencing the Swing Loan.

Published Rate shall mean the rate of interest published each Business Day in The Wall Street Journal "Money Rates" listing under the caption "London Interbank Offered Rates" for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Administrative Agent). Notwithstanding anything to the contrary contained herein, if the Published Rate determined as provided above would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

Revolving Facility Usage shall mean at any time the sum of the outstanding Revolving Credit Loans, the outstanding Swing Loans, and the Letter of Credit Obligations.

(b)           Additional Definitions.  The following definitions are hereby added to Section 1.1 of the Credit Agreement and inserted in the proper alphabetical order:

Base Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(i) [Revolving Credit Base Rate Option].

Cash Management Agreements shall have the meaning specified in Section 2.6.6 [Swing Loans Under Cash Management Agreements].

Eligible OTC Investment Property shall mean Eligible Investment Property comprised of "over-the-counter" unlisted securities traded in a context other than on a formal or centralized exchange such as the New York Stock Exchange, American Stock Exchange, NASDAQ etc. For purposes of this definition, securities traded on the Over the Counter Bulletin Board or on the "pink sheets" shall, to the extent otherwise constituting "Eligible Investment Property," be considered Eligible OTC Investment Property.

“Hostile Acquisition” means the acquisition of the capital stock or other equity interests of a Person through a tender offer or similar solicitation of the owners of such capital stock or other equity interests resulting in the ownership by the acquiror of more than 50% of the voting securities of such Person which has been opposed (prior to such acquisition) by resolutions of the board of directors of such Person or by similar action if such Person is not a corporation, and as to which such opposition has not been withdrawn.

Swing Loan Commitment shall mean the Swing Loan Lender’s commitment to make Swing Loans to the Borrower pursuant to Section 2.1.3 [Swing Loan Commitment] hereof in an aggregate principal amount up to $7,500,000.

Swing Loan Lender shall mean PNC, in its capacity as a lender of Swing Loans.

Swing Loan Note shall mean the Swing Loan Note of the Borrower in the form of Exhibit 1.1(N)(2) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.5.2 [Swing Loan Requests] hereof.

Swing Loans shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by the Swing Loan Lender to the Borrower pursuant to Section 2.1.3 [Swing Loan Commitment] hereof.

(c)           Article 2.  The title of Article 2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

2.           REVOLVING CREDIT AND SWING LOAN FACILITIES

(d)           Revolving Credit Commitments.  Section 2.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

2.1           Revolving Credit Commitments.

2.1.1     Revolving Credit Loans.

Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date; provided that after giving effect to each such Loan (i) the aggregate amount of Revolving Credit Loans from such Lender shall not exceed such Lender’s Revolving Credit Commitment minus such Lender’s Ratable Share of the sum of the outstanding Swing Loans and Letter of Credit Obligations and (ii) the Revolving Facility Usage shall not exceed the lesser of the Revolving Credit Commitments and the Borrowing Base.  Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.1.

2.1.2  Swing Loan Commitment.  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, the Swing Loan Lender may, at its option, cancelable at any time for any reason whatsoever, make swing loans (the “Swing Loans”) to the Borrower at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of the Swing Loan Commitment; provided that after giving effect to such Loan, the Revolving Facility Usage shall not exceed the lesser of the Revolving Credit Commitments and the Borrowing Base.  Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.2.

(e)           Nature of Lenders’ Obligations with Respect to Revolving Credit Loans.  Section 2.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

2.2           Nature of Lenders’ Obligations with Respect to Revolving Credit Loans. Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] in accordance with its Ratable Share.  The aggregate of each Lender’s Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the sum of the outstanding Swing Loans and Letter of Credit Obligations.  The obligations of each Lender hereunder are several.  The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder.  The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

(f)           Facility Fees.  Section 2.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:

2.3           Facility Fees.  Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable facility fee (the “Facility Fee”) equal to one quarter of one percent (0.25%) (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) multiplied by the average daily difference between the amount of (i) the Revolving Credit Commitments and (ii) the Revolving Facility Usage (provided, however, that solely in connection with determining the portion of the Facility Fee payable to (x) the Swing Loan Lender, the calculation of the Revolving Facility Usage shall include the full amount of the outstanding Swing Loans and (y) each Lender other than the Swing Loan Lender, the calculation of Revolving Facility Usage shall exclude the outstanding Swing Loans); provided, however, that any Facility Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Facility Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no Facility Fee shall accrue with respect to the Revolving Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.  Subject to the proviso in the directly preceding sentence, all Facility Fees shall be payable in arrears on the first day of each calendar quarter.

(g)           Revolving Credit Loan Requests.  Section 2.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

2.5           Revolving Credit Loan Requests; Swing Loan Requests.

2.5.1           Revolving Credit Loan Requests.  Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, based upon the Borrowing Base Report, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, not later than 10:00 a.m., (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the LIBOR Rate Option applies or the conversion to or the renewal of the LIBOR Rate Option for any Loans; and (ii) the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5.1 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a “Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation.  Each Loan Request shall be irrevocable and shall specify the aggregate amount of the proposed Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amounts shall be in (x) integral multiples of $100,000 and not less than $500,000 for each Borrowing Tranche under the LIBOR Rate Option, and (y) integral multiples of $10,000 and not less than $100,000 for each Borrowing Tranche under the Base Rate Option.  Notwithstanding anything to the contrary contained herein, to the extent Working Cash Documents govern advance procedures and such procedures conflict with the terms of the Working Cash Documents, the terms of such Working Cash Documents shall govern.

2.5.2           Swing Loan Requests.  Except as otherwise provided herein, the Borrower may from time to time, prior to the Expiration Date, request the Swing Loan Lender to make Swing Loans by delivery to the Swing Loan Lender not later than 12:00 noon on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.5.2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a “Swing Loan Request”), it being understood that the Swing Loan Lender may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation.  Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than $100,000.

(h)           Making of Revolving Credit Loans.  Section 2.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

2.6           Making of Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.

2.6.1           Making Revolving Credit Loans.  The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], notify the Lenders of its receipt of such Loan Request specifying the information provided by the Borrower and the apportionment among the Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders' Obligations with Respect to Revolving Credit Loans].  Each Lender shall remit the principal amount of each Revolving Credit Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2[Each Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., on the applicable Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.6.2 [Presumptions by the Administrative Agent].

2.6.2           Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan that such Lender will not make available to the Administrative Agent such Lender's share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6.1[Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Loans under the Base Rate Option.  If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

2.6.3           Repayment of Revolving Credit Loans.  The Borrower shall repay the Revolving Credit Loans together with all outstanding interest thereon on the Expiration Date. The aggregate balance of Loans outstanding at any time in excess of the the lesser of the Revolving Credit Commitments or the Borrowing Base shall be immediately due and payable without the necessity of any demand whether or not a Default or Event of Default has occurred.

2.6.4           Making Swing Loans. So long as PNC elects to make Swing Loans, PNC shall, after receipt by it of a Swing Loan Request pursuant to Section 2.5.2 [Swing Loan Requests], fund such Swing Loan to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 4:00 p.m. on the Borrowing Date.

2.6.5           Borrowings to Repay Swing Loans. PNC may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender’s Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC so requests, accrued interest thereon; provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its Ratable Share of Letter of Credit Obligations.  Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.5.1 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision. PNC shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or e-mail) that such Revolving Credit Loans are to be made under this Section 2.6.5 and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.5.1 [Revolving Credit Loan Requests] are then satisfied) by the time Swing Loan Lender so requests, which shall not be earlier than 3:00 p.m. on the Business Day next after the date the Lenders receive such notice from the Swing Loan Lender.

2.6.6           Swing Loans Under Cash Management Agreements. In addition to making Swing Loans pursuant to the foregoing provisions of Section 2.6.3 [Making Swing Loans], without the requirement for a specific request from the Borrower pursuant to Section 2.5.2 [Swing Loan Requests], the Swing Loan Lender may make Swing Loans to the Borrower in accordance with the provisions of the agreements between the Borrower and such Swing Loan Lender relating to the Borrower’s deposit, sweep and other accounts at such Swing Loan Lender and related arrangements and agreements regarding the management and investment of the Borrower’s cash assets as in effect from time to time (the “Cash Management Agreements”) to the extent of the daily aggregate net negative balance in the Borrower’s accounts which are subject to the provisions of the Cash Management Agreements.  Swing Loans made pursuant to this Section 2.6.6 in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.1.3 [Swing Loan Commitment], (ii) not be subject to the limitations as to individual amount set forth in Section 2.5.2 [Swing Loan Requests], (iii) be payable by the Borrower, both as to principal and interest, at the rates and times set forth in the Cash Management Agreements (but in no event later than the Expiration Date), (iv) not be made at any time after such Swing Loan Lender has received written notice of the occurrence of an Event of Default and so long as such shall continue to exist, or, unless consented to by the Required Lenders, a Potential Default and so long as such shall continue to exist, (v) if not repaid by the Borrower in accordance with the provisions of the Cash Management Agreements, be subject to each Lender’s obligation pursuant to Section 2.6.5 [Borrowings to Repay Swing Loans], and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2.6.

(i)           Notes.  Section 2.7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

2.7           Notes. The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans and Swing Loans made to it by each Lender, together with interest thereon, shall be evidenced by a revolving credit Note and a swing Note dated the Closing Date payable to the order of such Lender in a face amount equal to the Revolving Credit Commitment or Swing Loan Commitment, as applicable, of such Lender.

(j)           Disbursements, Reimbursement.  Section 2.9.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

2.9.3           Disbursements, Reimbursement. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

2.9.3.1                      In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrower and the Administrative Agent thereof.  Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a "Reimbursement Obligation") the Issuing Lender prior to 12:00 noon on each date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a "Drawing Date") by paying to the Administrative Agent for the account of the Issuing Lender an amount equal to the amount so paid by the Issuing Lender.  In the event the Borrower fails to reimburse the Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit by 12:00 noon on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements.  Any notice given by the Administrative Agent or Issuing Lender pursuant to this Section 2.9.3.1 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

2.9.3.2                          Each Lender shall upon any notice pursuant to Section 2.9.3.1 make available to the Administrative Agent for the account of the Issuing Lender an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.9.3 [Disbursement; Reimbursement]) each be deemed to have made, a Revolving Credit Loan under the Base Rate Option to the Borrower in that amount which shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to Revolving Credit Loans under the Base Rate Option.  If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Lender's Ratable Share of such amount by no later than 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender's obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Base Rate Option on and after the fourth day following the Drawing Date.  The Administrative Agent and the Issuing Lender will promptly give notice (as described in Section 2.9.3.1 above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.9.3.2.

2.9.3.3 With respect to any unreimbursed drawing that is not converted into a Revolving Credit Loan under the Base Rate Option to the Borrower in whole or in part as contemplated by Section 2.9.3.1, because of the Borrower's failure to satisfy the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements, or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Lender a borrowing (each a "Letter of Credit Borrowing") in the amount of such drawing.  Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option.  Each Lender's payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.9.3 [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each a "Participation Advance") from such Lender in satisfaction of its participation obligation under this Section 2.9.3.

(k)           Defaulting Lenders.  Section 2.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

2.10           Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)           fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.4 [Facility Fees];

(ii)           the Commitment and outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.1 [Modifications, Amendments or Waivers]); provided, that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(iii)           if any Swing Loans are outstanding or any Letter of Credit Obligations exist at the time such Lender becomes a Defaulting Lender, then:

(a)           all or any part of the outstanding Swing Loans and Letter of Credit Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Ratable Shares but only to the extent that (x) the sum of the non-Defaulting Lenders’ Revolving Facility Usage plus such Defaulting Lenders’ Ratable Share of the sum of the outstanding principal amount of the Swing Loans then outstanding plus Letters of Credit does not exceed the total of all non-Defaulting Lenders' Revolving Credit Commitments, and (y) no Potential Default or Event of Default has occurred and is continuing at such time.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation;

(b)            if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent, (x) first, prepay such outstanding Swing Loans and (y) second, cash collateralize for the benefit of the Issuing Lender the Borrower's obligations corresponding to such Defaulting Lender's Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (a) above) in a deposit account held at the Administrative Agent for so long as such Letter of Credit Obligations are outstanding;

(c)           if the Borrower cash collateralizes any portion of such Defaulting Lender's Letter of Credit Obligations pursuant to clause (b) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender's Letter of Credit Obligations during the period such Defaulting Lender's Letter of Credit Obligations are cash collateralized;

(d)           if the Letter of Credit Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (a) above, then the fees payable to the Lenders pursuant to Section 2.9.2 shall be adjusted in accordance with such non-Defaulting Lenders' Ratable Share; and

(e)           if all or any portion of such Defaulting Lender's Letter of Credit Obligations are neither reallocated nor cash collateralized pursuant to clause (a) or (b) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all Letter of Credit Fees payable under Section 2.9.2 with respect to such Defaulting Lender's Letter of Credit Obligations shall be payable to the Issuing Lender (and not to such Defaulting Lender) until and to the extent that such Letter of Credit Obligations are reallocated and/or cash collateralized; and

(iv)           so long as such Lender is a Defaulting Lender, (a) the Swing Loan Lender shall not be required to fund any Swing Loan and (b) the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless, in the case of clause (b) only, the Issuing Lender is satisfied that the related exposure and the Defaulting Lender's then outstanding Letter of Credit Obligations will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.10(iii), and participating interests in any newly made Swing Loans or newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.10(iii)(a)(and such Defaulting Lender shall not participate therein).

(v)           If (i) a Bankruptcy Event with respect to a parent company of any Lender shall occur following the date hereof and for so long as such event shall continue, or (ii) the Swing Loan Lender or the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, PNC shall not be required to fund any Swing Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless PNC or the Issuing Lender, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to PNC or the Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.

(vi)           In the event that the Administrative Agent, the Borrower, PNC and the Issuing Lender agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto, and the Ratable Share of the Swing Loans and Letter of Credit Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender's Revolving Credit Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Ratable Share.

(l)           Use of Proceeds. Section 2.8 of the Credit Agreement is hereby amended and restated in its entirety as follows:

2.8  Use of Proceeds.  The proceeds of the Loans shall be used to provide for the working capital and investment needs of Borrower and reimbursement of letters of credit; provided however, that in no event whatsoever, shall the proceeds of the Loans be used by Borrower to fund or finance a Hostile Acquisition by Borrower.

(m)           Interest Rate Options.  Section 4.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

4.1           Interest Rate Options.   The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it at the Revolving Interest Rates set forth below in Section 4.1.1 applicable to the Loans, it being understood that, subject to the provisions of this Agreement, if the Borrower selects the LIBOR Rate, the Borrower may select different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than six (6) Borrowing Tranches in the aggregate among all of the Loans and provided further that if an Event of Default or Potential Default exists and is continuing, the Borrower may not request, convert to, or renew the LIBOR Rate Option for any Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest at the LIBOR Rate shall be converted immediately to the Base Rate Option, subject to the obligation of the Borrower to pay any indemnity under Section 5.10 [Indemnity] in connection with such conversion.  If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender's highest lawful rate, the rate of interest on such Lender's Loan shall be limited to such Lender's highest lawful rate.

4.1.1           Revolving Credit Interest Rate Options; Swing Loan Interest Rates.  The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans (the “Revolving Interest Rates”), subject to Sections 4.1.2, 4.3.3, and 4.4.3 below:

(i)           Revolving Credit Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii)           Revolving Credit LIBOR Rate Option:  A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the LIBOR Rate plus the Applicable Margin.

Subject to Section 4.3 [Interest After Default], only the Base Rate Option applicable to Revolving Credit Loans shall apply to the Swing Loans, except as provided in Section 2.6.6 [Swing Loans Under Cash Management Agreements] with regard to Swing Loans made under any Cash Management Agreements.

4.1.2           Base Rate.  If the Administrative Agent does not receive timely notice of an interest rate option, Borrower shall be deemed to have selected or converted to a Loan accruing interest at the Base Rate.

4.1.3           Rate Quotations.  The Borrower may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

(n)           Other Obligations.  Sections 4.3.2 and 4.3.3 of the Credit Agreement are hereby amended and restated in their entirety as follows:

4.3.2           Other Obligations.  Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable to Revolving Credit Loans under the Base Rate Option plus an additional 3.0% per annum from the time such Obligation becomes due and payable and until it is paid in full;

4.3.3           Reserved;

(o)           Illegality; Increased Costs; Deposits Not Available.  Section 4.4.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

4.4.2           Illegality; Increased Costs; Deposits Not Available. If at any time any Lender shall have determined that:

(i)           the making, maintenance or funding of any Loan at the LIBOR Rate has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

(ii)           such LIBOR Rate will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or

(iii)           after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which the LIBOR Rate applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent's and Lender's Rights].

(p)           Administrative Agent’s and Lender’s Rights.  Section 4.4.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

4.4.3           Administrative Agent’s and Lender’s Rights.  In the case of any event specified in Section 4.4.1 [Unascertainable] above, the Administrative Agent shall promptly so notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower.  Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a Loan at the LIBOR Rate shall be suspended, and the interest rate for all Loans shall be equal to the Base Rate, until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent's or such Lender's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.  If at any time the Administrative Agent makes a determination under Section 4.4.1 [Unascertainable] and the Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of a Loan at the LIBOR Rate and such Interest Rate Option has not yet gone into effect, such Loan shall accrue interest at the Base Rate.  If any Lender notifies the Administrative Agent of a determination under Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available], the Borrower shall, subject to the Borrower's indemnification Obligations under Section 5.10 [Indemnity], as to any Loan of the Lender to which the LIBOR Rate applies, on the date specified in such notice convert such Loan to the Base Rate or prepay such Loan in accordance with Section 5.6 [Voluntary Prepayments].  Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate otherwise available with respect to such Loan upon such specified date.

(q)           Selection of Interest Rate Options.  Section 4.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

4.5           Selection of Interest Rate Options.  If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the LIBOR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate commencing upon the last day of the existing Interest Period.

(r)           Payments.  Section 5.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

5.1           Payments.  All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Facility Fees, Letter of Credit Fees, or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue.  Such payments shall be made to the Administrative Agent at the Principal Office for the account of the Swing Loan Lender with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 11:00 a.m. by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders.  The Administrative Agent's and each Lender's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

(s)           Pro Rata Treatment of Lenders.  Section 5.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

5.2           Pro Rata Treatment of Lenders.  Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees, Facility Fees, and Letter of Credit Fees (but excluding the Issuing Lender's fronting fee) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Section 4.4.3 [Administrative Agent's and Lender's Rights] in the case of an event specified in Section 4.4 [LIBOR Rate Unascertainable; Etc.], 5.6.2 [Replacement of a Lender] or 5.8 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Commitment Fees, Facility Fees, and Letter of Credit Fees, as set forth in this Agreement.  Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrower of principal, interest, fees or other amounts from the Borrower with respect to Swing Loans shall be made by or to the Swing Loan Lender according to Section 2.6.5 [Borrowings to Repay Swing Loans].

(t)           Interest Payment Dates.  Section 5.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

5.5           Interest Payment Dates.  Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date.  Interest on Loans to which the LIBOR Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period.  Interest on mandatory prepayments of principal under Section 5.7 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due.  Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise).

(u)           Voluntary Prepayments.  Section 5.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

5.6           Voluntary Prepayments.

5.6.1           Right to Prepay.  The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.6.2 [Replacement of a Lender] below, in Section 5.8 [Increased Costs] and Section 5.10 [Indemnity]).  Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans or no later than 1:00 p.m. on the date of prepayment of the Swing Loans, setting forth the following information:

(w)           the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(x)           a statement indicating the application of the prepayment between to the Revolving Credit Loans and Swing Loans;

(y)           a statement indicating the application of the prepayment between Loans to which the Base Rate applies and Loans to which the LIBOR Rate applies; and

(z)           the total principal amount of such prepayment, which shall not be less than, with respect to Revolving Credit Loans and Swing Loans, the lesser of (i) the Revolving Facility Usage plus Swing Loans outstanding or (ii) $5,000,000 for any Revolving Credit Loan or $100,000 for any Swing Loan.

All prepayment notices shall be irrevocable.  The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made.  Except as provided in Section 4.4.3 [Administrative Agent's and Lender's Rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied (i) to Revolving Credit Loans; and (ii) after giving effect to the allocations in clause (i) above and in the preceding sentence, first to Loans to which the Base Rate applies, if any, then to Loans to which the LIBOR Rate applies.  Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Lenders under Section 5.10 [Indemnity].

(v)           Mandatory Prepayments.  Section 5.7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

5.7           Mandatory Prepayments.

5.7.1           Revolving Facility Usage. If for any reason the Revolving Facility Usage at any time (including as a result of the sale of Collateral or exchanges of Marketable Securities) exceeds the lesser of the Revolving Credit Commitments or the Borrowing Base, the Borrower shall repay Revolving Credit Loans and Swing Loans and/or Cash Collateralize Letter of Credit Obligations in an aggregate amount equal to such excess.

5.7.2           Application Among Interest Rate Options.  All prepayments required pursuant to this Section 5.7 shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate, if any, then to Loans subject to the LIBOR Rate.  In accordance with Section 5.10 [Indemnity], the Borrower shall indemnify the Lenders for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to the LIBOR Rate on any day other than the last day of the applicable Interest Period.

(w)           Capital Requirements.  Section 5.8.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

5.8.2           Capital Requirements.  If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender's or the Issuing Lender's holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for any such reduction suffered.

(x)           Indemnity.  Section 5.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

5.10           Indemnity.  In addition to the compensation or payments required by Section 5.8 [Increased Costs] or Section 5.9 [Taxes], the Borrower shall indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:

(i)           payment, prepayment, conversion or renewal of any Loan to which a LIBOR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

(ii) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.6 [Voluntary Prepayments], or

(iii) default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Facility Fee or any other amount due hereunder.

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense.  Such notice shall set forth in reasonable detail the basis for such determination.  Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given.

(y)           Settlement Date Procedures.  Section 5.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

5.11           Settlement Date Procedures.  In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrower may borrow, repay and reborrow Swing Loans and the Swing Loan Lender may make Swing Loans as provided in Section 2.1.3 [Swing Loan Commitments] hereof during the period between Settlement Dates.  The Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a "Required Share").  On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans.  The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and may at its option effect settlement on any other Business Day.  These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.11 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.3 [Swing Loan Commitment].  The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender's Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans.

(z)           Miscellaneous.  Section 11.1.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

11.1.5           Miscellaneous. Amend Section 5.2 [Pro Rata Treatment of Lenders], 10.3 [Exculpatory Provisions] or 5.3 [Sharing of Payments by Lenders] or this Section 11.1, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all of the Lenders (other than Defaulting Lenders); provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent, the Issuing Lender, or the Swing Loan Lender, as applicable, may be made without the written consent of such Administrative Agent or Issuing Lender, as applicable, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1.1 through 11.1.4 above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a "Non-Consenting Lender"), then the Borrower shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.6.2 [Replacement of a Lender].

(aa)           Each Loan or Letter of Credit.  Section 7.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

7.2           Each Loan or Letter of Credit.  At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit: (i) the representations, warranties of the Loan Parties shall then be true and correct, (ii) no Event of Default or Potential Default shall have occurred and be continuing, (iii) the making of the Loans or issuance, extension or increase of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders, (iv) the making of any Revolving Credit Loans shall not cause the Revolving Facility Usage to exceed the lesser of the Revolving Credit Commitments or the Borrowing Base, and (v) the Borrower shall have delivered to the Administrative Agent a duly executed and completed Loan Request or to the Issuing Lender an application for a Letter of Credit, as the case may be.

(bb)           Application of Proceeds.  Section 9.2.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:

9.2.4           Application of Proceeds.  From and after the date on which the Administrative Agent has taken any action pursuant to this Section 9.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Administrative Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Administrative Agent, shall be applied as follows:

(i)           first, to reimburse the Administrative Agent, Issuing Lender and Swing Loan Lender for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Administrative Agent, Issuing Lender, and Swing Loan Lender, each in its capacity as such, in connection with realizing on the Collateral or collection of any Obligations of any of the Loan Parties under any of the Loan Documents, including advances made by the Swing Loan Lender or the Administrative Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

(ii)           second, to reimburse the Lenders for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Lenders in connection with realizing on the Collateral or collection of any Obligations of any of the Loan Parties under any of the Loan Documents, including advances made by the Lenders, or any of them, for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

(iii)           third, to the repayment of all Obligations then due and unpaid of the Loan Parties to any of the Lenders and Swing Loan Lender or their Affiliates incurred under this Agreement or any of the other Loan Documents or agreements evidencing any Lender Provided Interest Rate Hedge or Other Lender Provided Financial Services Obligations, in each case whether of principal, interest, fees, expenses or otherwise and to cash collateralize the Letter of Credit Obligations, in such manner as the Administrative Agent may determine in its discretion; and

(iv)           the balance, if any, as required by Law.

2.           Schedules and Exhibits.

(a)           Existing Schedules and Exhibits.  Upon the Effective Date, Schedule 1.1(A) to the Credit Agreement, Exhibit 1.1(B) to the Credit Agreement, Exhibit 8.3.3 to the Credit Agreement, and Exhibit 2.5.1 to the Credit Agreement shall be amended and restated in their entirety and replaced, respectively, with Schedule 1.1(A) attached hereto as Exhibit A, Exhibit 1.1(B) attached hereto as Exhibit B, Exhibit 8.3.3 attached hereto as Exhibit C, and Exhibit 2.5.1 attached hereto as Exhibit D.

(b)           Additional Exhibits.  Upon the Effective Date, Exhibit 1.1(N)(2), attached hereto as Exhibit E and Exhibit 2.5.2, attached hereto as Exhibit F shall be added to the Credit Agreement.

3.           Representations and Warranties.  Each Loan Party hereby:

(a)           reaffirms all representations and warranties made to Administrative Agent and Lenders under the Credit Agreement and all of the other Existing Financing Agreements and confirms that all are true and correct in all material respects as of the date hereof, in each case other than representations and warranties that relate to a specific date;

(b)           reaffirms all of the covenants contained in the Credit Agreement and covenants to abide thereby until all Loans, Obligations and other liabilities of Loan Parties to Administrative Agent and Lenders, of whatever nature and whenever incurred, are satisfied and/or released by Administrative Agent and Lenders;

(c)           represents and warrants that no Potential Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

(d)           represents and warrants that since December 31, 2014, no event or development has occurred which has had or is reasonably likely to have a Material Adverse Change;

(e)           represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment and all related agreements, instruments, and documents to which such Loan Party is a party, that such actions were duly authorized by all necessary corporate or company action and that the officers executing this Amendment and any related agreements, instruments or documents on its behalf were similarly authorized and empowered, and that neither this Amendment nor any related agreements, instruments, or documents contravenes any provisions of its Certificate of Formation and Operating Agreement, as applicable, or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(f)           represents and warrants that this Amendment and all assignments, instruments, documents, and agreements executed and delivered by such Loan Party in connection herewith, are valid, binding and enforceable in accordance with their respective terms.

4.           Security Interest.  As security for the payment and performance of the Obligations, and satisfaction by the Loan Parties of all covenants and undertakings contained in the Credit Agreement, the Loan Documents and the Existing Financing Agreements, each Borrower reconfirms the prior grant of the security interest in and first priority, perfected lien in favor of Administrative Agent, upon and to, all of its right, title and interest in and to the Collateral, whether now owned or hereafter acquired, created or arising and wherever located.

5.           Confirmation of Indebtedness.  Loan Parties confirm and acknowledge that as of the close of business on March 13, 2015, Borrower was indebted to Administrative Agent and Lenders under the Credit Agreement in the aggregate principal amount of $66,518,978.38 for the Revolving Credit Loans, without any deduction, defense, setoff, claim or counterclaim, plus all fees, costs and expenses incurred to date in connection with the Credit Agreement and the other Loan Documents.

6.           Conditions Precedent/Effectiveness Conditions.  This Amendment shall be effective upon (the “Effective Date”) the satisfaction of each of the following conditions (all documents to be in form and substance reasonably satisfactory to Administrative Agent and Administrative Agent’s counsel):

(a)           Administrative Agent shall have received this Amendment duly executed by Lenders and all Loan Parties;

(b)           Administrative Agent shall have received (i) an amended and restated revolving credit note in the amount of $50,000,000 payable to the order of PNC Bank, National Association, and (ii) a revolving credit note in the amount of $25,000,000 payable to the order of Citizens Bank, N.A., each duly executed by each Borrower (the “New Notes”), which shall each be deemed a “Note” under the Credit Agreement;

(c)           Administrative Agent shall have received the results of updated UCC, tax lien, and judgment searches against each Borrower;

(d)           Administrative Agent shall have received a certificate certified by the secretary or manager of each Borrower, and an incumbency certificate for each Borrower identifying all authorized officers with specimen signatures, and authorizing resolutions of each Borrower authorizing the execution of this Amendment and the New Notes;

(e)           Administrative Agent shall have received a certificate certified by the secretary or manager of each Borrower certifying that each Borrower’s Certificate of Formation and Operating Agreement has not changed since such documents were last delivered to Administrative Agent;

(f)           After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing;

(g)           Execution and/or delivery of all other agreements, instruments and documents requested by Agent to effectuate and implement the terms hereof; and

(h)           Loan Parties shall have paid or reimbursed Administrative Agent for its reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

7.           Reaffirmation of Existing Financing Agreements.  Except as modified by the terms hereof, all of the terms and conditions of the Credit Agreement, as amended, and all other of the Existing Financing Agreements, are hereby reaffirmed and shall continue in full force and effect as therein written.

8.           Release.  As further consideration for Administrative Agent’s and Lenders’ agreement to grant the accommodations set forth herein, each Loan Party hereby waives and releases and forever discharges Administrative Agent and Lenders and their respective officers, directors, attorneys, agents and employees from any liability, damage, claim, loss or expense of any kind that Loan Parties, or any of them, may have against Administrative Agent or Lender arising out of or relating to the Obligations, this Amendment or the Loan Documents, other than any liability, damage, claim, loss or expense as a result of the gross negligence or willful misconduct of the Administrative Agent or any Lender.

9.           Miscellaneous.

(a)           No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b)           The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c)           No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d)           The terms and conditions of this Amendment shall be governed by the laws of the State of New York.

(e)           This Amendment may be executed in any number of counterparts and by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery by facsimile or electronic transmission shall bind the parties hereto.

 [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWERS:	STEEL PARTNERS HOLDINGS L.P.

By: Steel Partners Holdings GP Inc., its general partner

	By:	/s/ James F. McCabe, Jr.
		Name:	James F. McCabe, Jr.
		Title:	Chief Financial Officer

SPH GROUP HOLDINGS LLC

By: Steel Partners Holdings GP Inc., its manager

By:	/s/ James F. McCabe, Jr.
	Name:	James F. McCabe, Jr.
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]
S-1

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, Lead Arranger, and Lender

By:	/s/ John T. Wilden
	Name:	John T. Wilden
	Title:	Senior Vice President

CITIZENS BANK, N.A., as Lender

By:	/s/ Douglas Moore
	Name:	Douglas Moore
	Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]
S-2

EXHIBIT A

SCHEDULE 1.1(A)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders:

Lender	Amount of Commitment for Revolving Credit Loans	Commitment	Ratable Share
Name: PNC Bank, National Association Address: 1600 Market Street 22nd Floor, F2-F070-22-2 Philadelphia, PA 19103 Attention: Bryan Flory Telephone: 215.585.4935 Telecopy: 215.585.4144	$50,000,000	$75,000,000	66.67%
Citizens Bank, N.A. Address: 711 Westchester Ave. 3rd Floor, White Plains, NY 10604 Attention:Anthony Selvaggio Telephone:(914) 288-8719 Telecopy:(914) 582-3589	$25,000,000	$75,000,000	33.33%

SCHEDULE 1.1(A) -1

SCHEDULE 1.1(A)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Borrower and Guarantors:

ADMINISTRATIVE AGENT
Name: PNC Bank, National Association
Address: 1600 Market Street, 22nd Floor, F2-F070-22-2
Philadelphia, PA 19103
Attention:  Bryan Flory
Telephone:              215.585.4935
Telecopy:                215.585.4144

With a Copy To:
Loan Administration
PNC Bank, National Association, as Agent
500 First Ave
Pittsburgh, PA 15219
Mail Stop: P7-PFSC-04-I
Phone: 412-762-0911
Fax: 412-762-8672
Attention: Laura Macioce
Loan Support Analyst II

BORROWER:
Name:  Steel Partners Holdings L.P.
SPH Group Holdings LLC
590 Madison Avenue, 32nd Floor
New York, New York 10022
Attention:            James F. McCabe, Jr.
Telephone:          212.520.2300
Telecopy:            212.520.2377

SCHEDULE 1.1(A) -2

EXHIBIT B

Borrowers:	SPH Group Holdings LLC
Steel Partners Holdings L.P.

Facility Size:	$ 75,000,000.00

Eligible Investment Property: (as of [date])
Stock:	Shared Held:	Per Share Value:	Total Value:

Total:
Less:
[List of Ineligibles]
[Reserves]

Total Eligible Collateral:
Advance Rate:			25%

Net Collateral Value:			$ -

Total Borrowing Base Availability:
Availability: Lesser of Max. Loan	$75,000,000	or	$ -

Loan Activity:
Beginning Loan Balance:
Plus: Advances
Plus: Adjustments
Less: Cash Receipts
Less: Adjustments
Ending Loan Balance:			$ -

Availability:
Calculated Borrowing Base Avail.:
Less: Ending Loan Balance
Less: Outstanding L/C Balance
Less: Other Reserves
Net Availability:			$ -

Signature		Title

Printed Name		Date

EXHIBIT C

EXHIBIT 8.3.3

FORM OF COMPLIANCE CERTIFICATE

This certificate is delivered pursuant to Section 8.3.3 of that certain Credit Agreement dated as of October 23, 2013 (the “Credit Agreement”) by and among SPH Group Holdings, LLC, a Delaware limited liability company (“SPH”), Steel Partners Holdings, L.P., a Delaware limited partnership (“Steel Partners”, and together with SPH and each other Person joined as a borrower from time to time, collectively and individually as the context may require, “Borrower”), the LENDERS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), in its capacity as administrative agent for the Lenders under this Agreement (PNC is hereinafter referred to in such capacity as the (“Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

The undersigned officer, James F. McCabe, Jr., the Chief Financial Officer of Steel Partners Holdings GP, Inc., the general partner of Steel Partners Holdings L.P., and the manager of SPH Group Holdings LLC, does hereby certify as of the quarter/year ended _________________, 20___ (the “Report Date”), as follows:

(1)
Minimum Cash Balance [Section 8.1.11].  As of the Report Date, the cash balance in Loan Parties’ accounts maintained at PNC, or Undrawn Availability, or combination thereof, is not less than $3,750,000, as required by Section 8.1.11.

(2)
Representations, Warranties and Covenants.  The representations and warranties contained in Section 6 of the Credit Agreement and in the other Loan Documents are true and correct on and as of the date of this certificate with the same effect as though such representations and warranties had been made on the date hereof, and each of the Borrower and the other Loan Parties has performed and complied with all covenants and conditions of the Credit Agreement and the other Loan Documents.

(3)	Event of Default or Potential Default. No Event of Default or Potential Default has occurred and is continuing or exists as of the date hereof.

[SIGNATURES FOLLOW]

SIGNATURE PAGE 1 OF 1 TO
COMPLIANCE CERTIFICATE

IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of ____________, 20___.

STEEL PARTNERS HOLDINGS L.P.

By: Steel Partners Holdings GP Inc., its general partner

By:
	Name:	James F. McCabe, Jr.
	Title:	Chief Financial Officer

SPH GROUP HOLDINGS LLC

By: Steel Partners Holdings GP Inc., its manager

By:
	Name:	James F. McCabe, Jr.
	Title:	Chief Financial Officer

EXHIBIT D

EXHIBIT 2.5.1
FORM OF LOAN REQUEST

TO:	PNC Bank, National Association, as Agent
500 First Ave
Pittsburgh, PA 15219
Mail Stop: P7-PFSC-04-I
Phone: 412-762-0911
Fax: 412-762-8672
Attention: Laura Macioce
Loan Support Analyst II

FROM:	__________________________

RE:
Credit Agreement (as it may be amended, restated, modified or supplemented, the Agreement”) dated as of October 23, 2013 by and among SPH GROUP HOLDINGS, LLC, a Delaware limited liability company (“SPH”), STEEL PARTNERS HOLDINGS, L.P., a Delaware limited partnership (“Steel Partners”, and together with SPH and each other Person joined as a borrower from time to time, collectively and individually as the context may require, “Borrower”), the LENDERS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), in its capacity as administrative agent for the Lenders under this Agreement (PNC is hereinafter referred to in such capacity as the “Administrative Agent”).  Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Agreement.

A.	Pursuant to Section 2.5 of the Agreement, the undersigned Borrower irrevocably requests [check one line under 1(a) below and fill in blank space next to the line as appropriate]:

1.(a)	___	A new Revolving Credit Loan OR
	___	Renewal of the LIBOR Rate Option applicable to an outstanding Revolving Credit Loan OR
	___	Conversion to the Base Rate Option applicable to an outstanding Revolving Credit Loan

SUCH NEW OR RENEWED OR CONVERTED LOAN SHALL BEAR INTEREST:

[Check one line under 1(b) below and fill in blank spaces in line next to line]:

1.(b)(i) ___  Under the Base Rate Option.  Such Loan shall have a Borrowing Date of __________, ___ (which date shall be the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan).

OR

(ii)
___  Under the LIBOR Rate Option.  Such Loan shall have a Borrowing Date of _____________ (which date shall be three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the LIBOR Rate Option applies or the conversion to or the renewal of the LIBOR Rate Option for any Loans).

2.	Such Loan is in the principal amount of U.S. $_____________ or the principal amount to be renewed or converted is U.S. $_____________

[for Revolving Credit Loans under Section 2.5, each Loan Request shall be irrevocable and shall specify the aggregate amount of the proposed Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amounts shall be in (x) integral multiples of $100,000 and not less than $500,000 for each Borrowing Tranche under the LIBOR Rate Option, and (y) integral multiples of $10,000 and not less than $100,000 for each Borrowing Tranche under the Base Rate Option.]

3.	[Complete blank below if the Borrower is selecting the LIBOR Rate Option]:
Such Loan shall have an Interest Period of one, two, three, or six Months.
___________________________________

B.
As of the date hereof and the date of making of the above-requested Loan (and after giving effect thereto):  the Borrower has performed and complied with all covenants and conditions of the Agreement; all of Borrower's representations and warranties therein are true and correct (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties were true and correct on and as of the specific dates or times referred to therein); no Event of Default or Potential Default has occurred and is continuing or shall exist; and the making of such Loan shall not contravene any Law applicable to the Borrower; the making of any Revolving Credit Loan shall not cause the aggregate Revolving Facility Usage to exceed the lesser of the Revolving Credit Commitment or the Borrowing Base.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE 1 OF 1 TO LOAN REQUEST]

The undersigned certifies to the Agent as to the accuracy of the foregoing.

Date:                      , 20__

STEEL PARTNERS HOLDINGS L.P.

By: Steel Partners Holdings GP Inc., its general partner

By:
	Name:	James F. McCabe, Jr.
	Title:	Chief Financial Officer

SPH GROUP HOLDINGS LLC

By: Steel Partners Holdings GP Inc., its manager

By:
	Name:	James F. McCabe, Jr.
	Title:	Chief Financial Officer

EXHIBIT E

EXHIBIT 1.1(N)(2)
FORM OF SWING LOAN NOTE

$7,500,000	March __, 2015

FOR VALUE RECEIVED, the undersigned, SPH GROUP HOLDINGS LLC, a Delaware limited liability company (“SPH”) and STEEL PARTNERS HOLDINGS L.P., a Delaware limited partnership (“Steel Partners”, and together with SPH and each other Person joined as a borrower from time to time, collectively and individually as the context may require, “Borrower”), jointly and severally, hereby promise to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the “Swing Loan Lender”) the principal sum of Seven Million Five Hundred Thousand Dollars ($7,500,000), or such lessor or greater amount comprising the aggregate unpaid principal balance of all Swing Loans made by Swing Loan Lender to the Borrower pursuant to the Credit Agreement, dated as of October 23, 2013, among the Borrower, the Lenders now or hereafter party thereto, and PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (hereinafter referred to in such capacity as the “Agent”) (as amended, restated, modified, or supplemented from time to time, the “Credit Agreement”), payable on the Expiration Date, together with interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrower pursuant to, or as otherwise provided in, the Credit Agreement.

Interest on the unpaid principal balance hereof from time to time outstanding from the date hereof will be payable at the times provided for in the Credit Agreement.  Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the entire principal amount of the then outstanding Swing Loans evidenced by this Swing Loan Note (this “Note”) and all other obligations due and payable to the Lender pursuant to the Credit Agreement and the other Loan Documents at a rate per annum as set forth in Section 4.3 [Interest After Default] of the Credit Agreement.  Such interest rate will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim, or other deduction of any nature at the office of the Agent located at Commercial Loan Operations, P.O. Box 747046, Pittsburgh, Pennsylvania 15274-7046, unless otherwise directed in writing by the holder hereof, in lawful money of the United States of America in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement and other Loan Documents, including the representations, warranties, covenants, conditions, security interests, and Liens contained or granted therein.  The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified.  The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement.

This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns.  All references herein to the “Borrower” and the “Swing Loan Lender” shall be deemed to apply to the Borrower and the Swing Loan Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.

This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to its conflicts of law principles.

All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Swing Loan Note by its duly authorized officer with the intention that it constitutes a sealed instrument.

STEEL PARTNERS HOLDINGS L.P.

By: Steel Partners Holdings GP Inc., its general partner

By:
	Name:	James F. McCabe, Jr.
	Title:	Chief Financial Officer

SPH GROUP HOLDINGS LLC

By: Steel Partners Holdings GP Inc., its manager

By:
	Name:	James F. McCabe, Jr.
	Title:	Chief Financial Officer

EXHIBIT F

EXHIBIT 2.5.2

FORM OF
SWING LOAN REQUEST

TO:	PNC Bank, National Association, as Administrative Agent
PNC Firstside Center
500 First Avenue, 4th Floor
Pittsburgh, PA 15219
Telephone No.: (412) 768-9164
Telecopier No.: (412) 762-8672
Attention: Agency Services

FROM:
SPH Group Holdings, LLC, a Delaware limited liability company (“SPH”), Steel Partners Holdings, L.P., a Delaware limited partnership (“Steel Partners”, and together with SPH and each other Person joined as a borrower from time to time, collectively and individually as the context may require, “Borrower”)

RE:
Credit Agreement (as it may be amended, restated, modified or supplemented, the “Credit Agreement”), dated as of October 23, 2013 by and among the Borrower, the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”).

Capitalized terms not otherwise defined herein shall have the respective meanings given to them by the Credit Agreement.

Pursuant to Section 2.5.2 of the Credit Agreement, the Borrower hereby makes, irrevocably, the following Swing Loan Request:

1.	Aggregate principal amount of such Swing Loan (may not be less than $100,000)	U.S. $
2.
Proposed Borrowing Date
(which date shall be on or after the date on which the Administrative Agent receives this Swing Loan Request, with such Swing Loan Request to be received no later than 12:00 p.m. on the Borrowing Date)
____________, 20__

3.
The undersigned hereby irrevocably requests [check one line below and fill in blank spaces next to the line as appropriate]:
a. ___           Funds to be deposited into a PNC Bank bank account per our current standing instructions.  Complete amount of deposit if not full loan advance amount:  U.S. $_______________.

b. ___           Funds to be wired per the following wire instructions:
U.S. $_________________  Amount of Wire Transfer
Bank Name:  _____________________
ABA:  __________________________
Account Number: _________________
Account Name: ___________________
Reference: _______________________

c. ___           Funds to be wired per the attached Funds Flow (multiple wire transfers).

4.
As of the date hereof and the date of making the above-requested Swing Loan (and after giving effect thereto): the Loan Parties have performed and complied with all covenants and conditions of the Credit Agreement and the other Loan Documents; all of the representations and warranties contained in Section 6 of the Credit Agreement and in the other Loan Documents are true and correct; no Event of Default or Potential Default has occurred and is continuing or exists; the making of such Swing Loan shall not contravene any Law applicable to the Borrower, any other Loan Party, any Subsidiary of the Borrower or of any other Loan Party, or any Lender; and the Revolving Facility Usage does not exceed the Revolving Credit Commitments.

5.
The undersigned hereby irrevocably requests [check one line under 1.(a) below and fill in blank space next to the line as appropriate]:

1.(a)        ___ Funds to be deposited into PNC bank account per our current standing in-structions.  Complete amount of deposit if not full loan advance amount:  $_______________.
            ___ Funds to be wired per the following wire instructions:
           $_________________  Amount of Wire Transfer
           Bank Name:  _____________________
            ABA:  __________________________
           Account Number: _________________
           Account Name: ___________________
           Reference: _______________________
           ___Funds to be wired per the attached Funds Flow (multiple wire transfers)

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE 1 OF 1 TO SWING LOAN REQUEST]

The Borrower certifies to the Administrative Agent for the benefit of the Lenders as to the accuracy of the foregoing on ________________, 20___.

SPH GROUP HOLDINGS LLC

By:
Name:
Title:

STEEL PARTNERS HOLDINGS L.P.

By:
Name:
Title: